KINETICS MUTUAL FUNDS, INC.
AMENDMENT TO THE SUB-DISTRIBUTION AGREEMENT

THIS AMENDMENT dated as of this   15th         day of    December  ,  2005, to the Sub-Distribution Agreement, dated as of September 20, 2000 (the “Agreement”), is entered into by and between Kinetics Mutual Funds, Inc., a Maryland corporation, Kinetics Funds Distributor Inc. (the “Distributor”) and Quasar Distributors, LLC, a Delaware limited liability company (the “Sub-Distributor”).

RECITALS

WHEREAS, the parties have entered into a Sub-Distribution Agreement; and

WHEREAS, the parties desire to extend said Agreement to The Market Opportunities Fund; and

WHEREAS, the Agreement allows for its amendment by a written instrument executed by all parties;

NOW, THEREFORE, the parties agree as follows:

Exhibit A of the Agreement is hereby superceded and replaced with Exhibit A attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

KINETICS MUTUAL FUNDS, INC.                    QUASAR DISTRIBUTORS, LLC

By: /s/ Leonid Polyakov	By: /s/ James R. Schoenike

Name: Leonid Polyakov	Name: James R. Schoenike

Title: Treasurer	Title: President

Kinetics Funds Distributor, Inc.

By: /s/ Leonid Polyakov

Name: Leonid Polyakov

Title:   President

SCHEDULE A
to the
SUB-DISTRIBUTION AGREEMENT
by and among

Kinetics Mutual Funds, Inc.
Kinetics Funds Distributor, Inc.
and
Quasar Distributors, LLC

Names of Funds

The Internet Fund
The Internet Fund - Advisor Class A
The Internet Emerging Growth Fund
The Paradigm Fund
The Paradigm Fund - Advisor Class A
The Paradigm Class - Advisor Class C
The Paradigm Fund - Institutional Class
The Medical Fund
The Medical Fund - Advisor Class A
The Small Cap Opportunities Fund
The Small Cap Opportunities Fund - Advisor Class A
The Small Cap Opportunities Fund - Institutional Class
The Kinetics Government Money Market Fund
The Market Opportunities Fund
The Market Opportunities Fund - Advisor Class A.

Amended: December 9, 2005